UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On March 21, 2025, Joseph G. Dwyer notified Golden Minerals Company (the “Company”) that he would be resigning as Chief Financial Officer of the Company, effective on May 31, 2025, to pursue other opportunities. In connection with his resignation, Mr. Dwyer and the Company expect to enter into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Dwyer would provide consulting services for a limited period of time following his resignation. Mr. Dwyer will receive 100,000 shares of Company stock following his resignation in accordance with applicable Company plans and programs. Mr. Dwyer will remain subject to the confidentiality obligations set forth in the applicable existing agreements and other policies, and any similar obligations as may be set forth in the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2025

Golden Minerals Company

By:	/s/ Joseph G. Dwyer
	Name:	Joseph G. Dwyer
	Title:	Senior Vice President and Chief Financial Officer